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                                                         EXHIBIT 10-X (iv)




                             NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of this 7th day of February, 1996 by and between Bindley Western Industries, Inc., an Indiana corporation ("BWI"), and Thomas G. Slama, M.D., a shareholder of Infectious Disease of Indiana, P.S.C. (the "Shareholder").

         WHEREAS, BWI, through its subsidiary, National Infusion Services, Inc., is purchasing on the date hereof the Infusion Services Division of Infectious Disease of Indiana, P.S.C. (the "Business") in exchange, in part, for execution and delivery of this Agreement by the Shareholder;

         WHEREAS, in connection with such purchase and the entering of this Agreement, the Shareholder and BWI have reviewed and considered the laws set forth at 42 U.S.C. Sections 1320a-7b(b) and 1877, and believe that the terms and conditions of this Agreement are in compliance with these laws.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       COVENANT NOT TO COMPETE; NONDISCLOSURE.

                 (a) Except on behalf of one or more of the companies in the BWI Group (as hereinafter defined), for a period beginning on the day after the date hereof and ending five years thereafter (the "Noncompetition Period"), the Shareholder hereby covenants and agrees that he shall not, directly or indirectly solicit, hire or contract with any healthcare-related employees of BWI or of any subsidiary, division or affiliate of BWI (collectively, the "BWI Group"), or any past healthcare-related employees of the BWI Group who were employed by the BWI Group within twelve (12) months prior to the date of this Agreement.

                 (b) Except on behalf of one or more of the companies in the BWI Group, during the Noncompetition Period, the Shareholder shall not, directly or indirectly, reveal or disclose to third parties any Trade Secrets (as hereinafter defined) of the BWI Group or the Business, which are not, at the time in question, in the public domain without having become so in violation of this Agreement, except as authorized by BWI. For purposes of this Agreement, the term "Trade Secret" includes not only that confidential or proprietorial information defined as a "Trade Secret" under the Indiana Trade Secrets Act, I.C. Section 24-2-3-1 et seq. (the "Act"), but also that information which possesses independent economic benefit to the BWI Group or the Business from not being generally known by other persons who can obtain economic benefit from its disclosure or use. The Shareholder covenants that he will, at all times, conform his conduct to the requirements of the Act and will not misappropriate (e.g., use or disclose to any third party) any Trade Secret of the BWI Group or the Business. The Shareholder recognizes that the damages
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         for a Trade Secret violation may include disgorgement of profits, payment of royalties, compensatory damages, punitive damages and attorneys' fees.

                 (c) Except on behalf of one or more of the companies in the BWI Group, during the Noncompetition Period the Shareholder shall not, without the written consent of BWI (which consent BWI may give or withhold in its sole discretion), directly or indirectly (i) own any interest in (except the ownership of less than five percent of the capital interest in a publicly traded entity or indirect ownership of less than five percent as a participant in an employee benefit plan) or manage (whether as an owner, employee, consultant or other agent of any type whatsoever) a business identical or substantially similar to the Business in the State of Indiana, or (ii) except where the failure to do so without first obtaining BWI's written consent would constitute a health risk to the potential recipient, sell, offer or provide to any person or entity which is a past or present supplier, client, patient or customer of the Business a product or service substantially similar to products or services offered by the Business; provided, however, that the foregoing is not intended to prohibit or restrict, and shall not be construed as prohibiting or restricting, the Shareholder from engaging in the practice of medicine substantially in the manner in which the Shareholder engaged in the practice of medicine immediately prior to the commencement of the Noncompetition Period or in any other manner that does not contravene the foregoing restrictive covenants. By way of explanation and amplification of the foregoing, the Shareholder is a physician who, in the course of his medical practice, refers patients to, and manages the care of patients who are receiving services from, various sources that provide infusion services and other services identical or similar to those provided by the Business. Nothing in this Noncompetition Agreement is intended to prohibit the Shareholder, in his capacity as a physician, from continuing to refer patients to and manage the care of patients who are receiving services from other infusion centers or other businesses that compete with the Business. It is understood that the Shareholder may, in his capacity as a physician, be required to become involved as a physician and health care provider in or otherwise establish working relationships of various types with managed care plans or other health care provider groups or networks that are or may become providers of infusion services or other services similar to those provided by the Business, and that if he is required to be an employee (solely in the capacity as a physician) of any such plan or group he may become a participant in one or more employer-sponsored benefit plans that may own employer securities (which would be a circumstance that the Shareholder could not control). The establishment and maintenance of such relationships in the course of the conduct of the medical practice of the Shareholder is not intended to be prohibited by the foregoing restrictive covenants. Rather, such restrictive covenants are intended to prohibit the Shareholder from becoming financially interested as an owner (or the economic equivalent) in, or from becoming involved in a management position (as opposed to a position in which the Shareholder is merely rendering medical care and advice) with, a business identical or substantially similar to the Business in the State of Indiana and from soliciting past or present suppliers, clients, patients or customers of the Business for any competitor of the Business.
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                 (d)      The covenants contained in this Section 1 shall be
         construed as a series of separate and severable covenants which are identical in terms except for geographic coverage. The Shareholder and BWI agree that if in any proceeding, the tribunal shall refuse to enforce fully any covenants contained herein because such covenants cover too extensive a geographic area or too long a period of time or for any other reason whatsoever, any such covenant shall be deemed amended to the extent (but only to the extent) required by law. Each party shall have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

                 (e) BWI acknowledges that all of the other shareholders (other than the Shareholder and Robert L. Baker, M.D.) of Infectious Disease of Indiana, P.S.C. ("IDI") (each an "Other Shareholder" and collectively the "Other Shareholders") are entering into agreements with BWI substantially identical to this Agreement (the "Other Shareholder Agreements") on or about the date hereof, and acknowledges that the Shareholder and some or all of the Other Shareholders may continue to be shareholders, officers and employees of IDI or may from time to time otherwise be associated with one another in one or more entities or business relationships for the purpose of conducting a medical practice or practices. Notwithstanding anything herein to the contrary, no acts or actions committed or taken by any of the Other Shareholders, including any such acts or actions that may constitute a breach or violation by any such Other Shareholder of any of the Other Shareholder Agreements, shall constitute a direct or indirect breach or violation (including a "Continuing Violation" under Section 3) by the Shareholder of any of the Shareholder's covenants hereunder unless the Shareholder either (i) has authorized the acts or actions being committed or taken by such Other Shareholders, or (ii) is sharing in or otherwise receiving a direct economic benefit from the acts or actions of the Other Shareholders.

2.       CONSIDERATION.

         In consideration for the noncompetition obligations of the Shareholder, BWI shall pay to the Shareholder on the date hereof, by certified or bank cashiers check, the sum of $258,256.88.

3.        LIQUIDATED DAMAGES

                 (a) This Section 3 sets forth certain non-exclusive remedies available to BWI (in addition to other legal and equitable remedies available to BWI) with respect to violations (or alleged violations) by the Shareholder of one or more of the Shareholder's covenants under Section 1 of this Agreement (each such covenant being referred to herein as a "Section 1 Covenant" and said covenants being collectively referred to herein as the "Section 1 Covenants").






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                 (b)      For purposes of this Section 3:

                          (i) "Liquidated Damages" means the damage recovery that BWI may be entitled to seek for violation of a
                 Section 1 Covenant under the provisions of this Section 3.

                          (ii) "Liquidated Damages Notice" means a written notification given by BWI to the Shareholder, and signed by an executive officer of BWI, asserting that the Shareholder has violated and/or is violating a Section 1 Covenant, stating with reasonable specificity the particular Section 1 Covenant being violated and the factual basis supporting BWI's assertion.

                  (c) The Shareholder and BWI acknowledge that it would be impracticable and difficult to ascertain the actual damages that BWI would suffer if the Shareholder commits a Continuing Violation (defined below) of any of his Section 1 Covenants. The Shareholder and BWI have considered carefully the damages, general and special, which the Shareholder and BWI realize and recognize that BWI would sustain but which BWI cannot at this time calculate with absolute certainty in the event of such a Continuing Violation. Based on all those considerations, the Shareholder and BWI have agreed that for purposes of this Section 3 the damages to BWI on account of a Continuing Violation should be fixed and liquidated by the mutual agreement of the parties as follows:

                 Earliest Period of Time During Which                  Maximum Amount of
                      Continuing Violation Occurs                 Liquidated Damages Recoverable

                 On or prior to February 7, 1997                           $522,970.18

                 February 8, 1997 through February 7, 1998                 $319,592.89

                 February 8, 1998 through February 7, 1999                 $116,215.60

                 February 8, 1999 through February 7, 2000                  $58,107.80

                 February 8, 2000 through February 7, 2001                  $29,053.90


                  (d) BWI shall be entitled to recover Liquidated Damages from the Shareholder, in the amount determined under Section 3(c) above, only on account of a Continuing Violation of a Section 1 Covenant. For purposes of this Agreement, a "Continuing Violation" means that:

                          (i) a violation of a Section 1 Covenant by the Shareholder in fact occurred; and






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        (ii)    after receipt of a Liquidated Damages Notice, the Shareholder either:

                                  (A)  repeats a solicitation of
                          prospective employment or contracting with respect to a person in violation of Section 1(a) after receiving a Liquidated Damages Notice from BWI asserting a violation of the Shareholder's covenants under
                          Section 1(a) for soliciting such person, or fails to terminate an employment or contract relationship with a person in violation of Section 1(a) within thirty
                          (30) days following the date on which the Shareholder receives a Liquidated Damages Notice from BWI asserting that such employment or contract relationship with such person is a violation of the Shareholder's covenants under Section 1(a); or

                                  (B)  continues the improper use of, or
                          makes any further prohibited disclosure of, a Trade Secret in violation of Section 1(b) after receiving a Liquidated Damages Notice from BWI asserting a violation of the Shareholder's covenants under
                          Section 1(b) for using or disclosing such Trade Secret; or

                                  (C)  sells, offers or provides a particular
                          product or service in violation of his covenant not to do so under Section 1(c)(ii) after receiving a Liquidated Damages Notice from BWI asserting a violation of the Shareholder's covenants under
                          Section 1(c)(ii) for selling, offering or providing that same product or service; or

                                  (D)  continues to own a prohibited ownership
                          interest in a specifically identified business identical or substantially similar to the Business in the State of Indiana in violation of his covenant under Section 1(c)(i) for more than thirty (30) days following the date on which the Shareholder receives a Liquidated Damages Notice from BWI asserting that such ownership in that specifically identified business is a violation of the Shareholder's covenants under Section 1(c)(i); provided, however, that if the nature of the Shareholder's prohibited ownership interest is such that it can be terminated by the Shareholder but cannot be reasonably terminated within the 30 day period provided above, and if the Shareholder commences efforts to terminate such ownership interest within such 30 day period and thereafter diligently proceeds to take such actions as may be reasonably required to effect such termination, the 30 day "cure" period provided above shall be extended for a period ending the earlier of
                          (1) 90 days after the expiration of such 30 day cure period provided above, or (2) the date as of which the Shareholder shall cease the diligent pursuit of such actions as may be reasonably required to terminate such ownership interest; or





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                                  (E)  continues to hold a prohibited
                          management position in a specifically identified business identical or substantially similar to the Business in the State of Indiana in violation of his covenant under Section 1(c)(i) for more than twenty
                          (20) days following the date on which the Shareholder receives a Liquidated Damages Notice from BWI asserting that occupying such position in that specifically identified business is a violation of the Shareholder's covenants under Section 1(c)(i).

                 (e) Under no circumstances shall BWI be entitled to recover Liquidated Damages more than once or for more than one violation of the Section 1 Covenants or for violations occurring in or for more than one period of time as reflected in Section 3(c), regardless of the number of violations that may have occurred or the number of separate periods of time in which violations occurred. The amounts reflected as potentially recoverable Liquidated Damages in
         Section 3(c) are not recoverable amounts on a "per violation" or on a "per period" basis, but represent the maximum recovery of Liquidated Damages that BWI can potentially obtain from the Shareholder for all violations by the Shareholder of Section 1 Covenants in all relevant periods of time (in other words, the recovery of such amount reflected for a particular period of time precludes recovery of the amounts reflected for subsequent periods of time).

                 (f) A recovery of Liquidated Damages by BWI hereunder shall automatically result in the cancellation of this Agreement effective immediately upon (but not until) payment in full of such recovery of Liquidated Damages to BWI. Upon such cancellation all obligations of the parties to one another hereunder shall be void, of no force and effect and held for naught and any pending litigation, arbitration or other proceedings involving claims asserted by the parties hereto and arising hereunder shall be dismissed or withdrawn, all injunctions or other orders for legal and/or equitable relief with respect to claims arising hereunder shall be dissolved, dismissed or otherwise cancelled by mutual agreement, and all liability of the parties hereto arising hereunder, and all claims, causes of action and rights of BWI and the Shareholder arising hereunder, with respect to matters arising or occurring prior to such cancellation shall be fully and completely released and discharged.

                 (g) BWI recognizes that the Shareholder may wish to obtain a determination as promptly as is reasonably practicable with respect to an alleged violation of a Section 1 Covenant that is disputed by the Shareholder. Accordingly, BWI agrees that it will, if so elected by the Shareholder, submit such matter to binding arbitration under the rules and procedures of the American Arbitration Association. The parties further agree that in any arbitration, litigation or other proceeding wherein a determination is being sought as to whether an alleged violation of a Section 1 Covenant is, in fact, a violation thereof, they will not, and will instruct their respective counsel that such counsel should not on their behalf, take any actions that are primarily intended to delay such determination other than delays that in good faith are reasonably necessary for preparation by counsel.






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1.       MISCELLANEOUS.

                 (a) Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

                 (b) Assignment. The parties shall not assign their respective rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. Notwithstanding the foregoing, all of the rights of BWI under this Agreement may be assigned to any member of the BWI Group without the consent of the Shareholder.

                 (c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.


                 (d) Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

                 (e) Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Indiana (excluding the choice of law rules thereof).

                 (f) Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt






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         requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

                          (i)      If to BWI:

                                   Michael D. McCormick
                                   Executive Vice President and
                                   General Counsel
                                   Bindley Western Industries, Inc.
                                   10333 North Meridian Street, Suite 300
                                   Indianapolis, Indiana 46290
                                   Telecopier:  (317) 580-9753

                          (ii)     If to the Shareholder:

                                   Thomas G. Slama, M.D.
                                   3065 South 975 East
                                   Zionsville, Indiana  46077


         Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication that shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or that shall be delivered to a telegraph corporation, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                 (g) Headings. Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                 (h) Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.






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                 (i)      Limitation on Benefits.  The covenants, undertakings
         and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

                 (j) Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

                 (k) Attorneys' Fees, Etc. The prevailing party shall be entitled to be reimbursed by the losing party for all of the prevailing party's attorneys' fees and other expenses incurred in connection with any proceedings to interpret or enforce its rights under this Agreement or in resisting an unsuccessful interpretation or enforcement attempt by the other party.

         IN WITNESS WHEREOF, each of the parties hereto has executed this NONCOMPETITION AGREEMENT, or has caused this NONCOMPETITION AGREEMENT to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

                                          BINDLEY WESTERN INDUSTRIES, INC.



                                          By /s/ Michael D. McCormick
                                            ------------------------------------
                                            Michael D. McCormick, Executive Vice
                                            President and General Counsel


                                          SHAREHOLDER


                                           /s/ Thomas G. Slama, M.D.
                                          --------------------------------------
                                          Thomas G. Slama, M.D.







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